UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) July 28, 2005


                            FirstFed Financial Corp.
                            ------------------------
             (Exact name of registrant as specified in its charter)


    Delaware                   1-9566                   95-4087449
(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)


401 Wilshire Boulevard, Santa Monica, California,                90401-1490
-------------------------------------------------                ----------
(Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (310) 319-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a 12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act 917 CFR 240.13e-4(c))



                        Total number of pages is 2

Item 1. 01        Entry into a Material Definitive Agreement

The registrant is a party to change of control agreements with five of its executive officers. On July 27, 2005, the Board of Directors of the registrant approved renewals of existing Change of Control Agreements for Executive Officers Babette E. Heimbuch, James P. Giraldin and Shannon Millard. Prior to renewal, the agreements were scheduled to expire in September 2005.

These agreements become effective only in the event of a "change of control" (as defined in the agreements) which occurs within the "change of control period" (as defined in the agreements). If the agreements are triggered, they provide for employment terms of up to three years and for compensation and other terms of employment at least as favorable as those during the twelve-month period prior to the effective date. Each of the agreements, if they become effective following a change of control, also provides for severance payments and other benefits in the event that the officer's employment is terminated by First Federal Bank of California, the operating subsidiary of the registrant, other than for death, disability or "cause" (as defined in the agreements) or by the officer for "good reason" (as defined in the agreements).

The form of agreement has been previously filed; see Change of Control Agreement effective September 26, 1996 filed as Exhibit 10.4 to Form 10-Q for the Quarter ended September 30, 1996 and Amendment filed as Exhibit 10.3 to Form 10-Q for the Quarter ended September 30, 2000 and incorporated by reference.


                               S I G N A T U R E S


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            FIRSTFED FINANCIAL CORP.



Dated:  July 28, 2005              By: /s/ Douglas J. Goddard
                                       ----------------------
                                           Douglas J. Goddard
                                           Chief Financial Officer